Exhibit 99.1

        TUPPERWARE ANNOUNCES THIRD QUARTER EPS AHEAD OF PREVIOUS GUIDANCE

    ORLANDO, Fla., Oct. 24 /PRNewswire-FirstCall/ -- Tupperware Corporation (NYSE: TUP) announced today third quarter earnings per share of 4 cents versus its previous outlook of about breakeven.

    Summary:

    * Sales up 4% as reported and 3% in local currency
    * Sales force size up 5%; average active sales force up 2%
    * EPS decreased 18 cents versus 2004
    * 12 cents of the 18-cent decrease relates to land sales and re-engineering and financing costs
    * Excluding land sales and re-engineering and financing costs, EPS was 7 cents versus previous guidance of 1-3 cents (See Non-GAAP Financial Measures reconciliation schedule)

    "We were pleased to see positive movement in both sales force size and average active sales force this quarter, which led to third quarter pro forma earnings ahead of our expectations. Worth noting, Germany, our largest market, had improved sales force trends. Additionally, we continued to have strong sales growth in our emerging markets of Russia and China," said Rick Goings, Chairman and Chief Executive Officer. "The steps necessary to close the Sara Lee Direct Selling acquisition, including the related financing, are being completed as expected, and we anticipate a closing date in the fourth quarter," Goings continued.

    "Tupperware will conduct a conference call tomorrow, Tuesday, October 25th, at 10:00 am Eastern time. The conference call will be simulcast and archived, along with a copy of the news release, at www.tupperware.com.

    Third Quarter Segment Highlights

    Europe
    Sales increased 2% as reported and in local currency. European profit was down $6.1 million as reported and $6.2 million in local currency, but modestly ahead of the Company's expectation. The decrease versus 2004, was primarily due to promotional investments and manufacturing-related costs. Europe's return on sales for full year 2005 is still expected to be over 20%.

    Asia Pacific
    Sales were up 6% as reported and 4% in local currency. Asia Pacific profit was in line with sales at up $0.4 million as reported and $0.1 million in local currency.

    Latin America
    Sales increased 11% as reported and 5% in local currency driven by a sales force size advantage of 8% and an increase in the average active sales force of 4%. All markets contributed sales and profit improvements during the quarter, although the trend in Mexico has softened.

    North America
    Sales were down 8% and included a $3 million benefit due to a shift in the promotional calendar that moved sales forward into the third quarter. The loss was reduced by 56% or $4.2 million due to value chain improvements and a $1.4 million positive impact from reduction of LIFO inventory reserve requirements.

    Sales force acceptance of the new compensation plan is going well and is in line with Company expectations.

    BeautiControl North America
    Sales were up 22%, in line with average active sales force growth. Profit was about flat with last year due to fulfillment and capacity costs associated with recent record growth and a less advantageous mix of sales.

    Year to Date Actual Results
    * Sales up 6% as reported and 4% in local currency
    * EPS up 3 cents including 5 cents favorable foreign exchange
    * Excluding land sales and re-engineering and financing costs, EPS up 18 cents to 95 cents (see Non-GAAP Financial Measures reconciliation schedule)

    Full-Year Outlook
    * Sales up 2-3% as reported and in local currency
    * EPS at $1.08-$1.13; no impact from foreign exchange
      -- Includes 28 cents of costs associated with financing items related to
         Sara Lee direct selling acquisition
      -- Outlook does not include operating results or incremental interest expense related to the acquisition of Sara Lee's direct selling businesses
    * 3 cents of gains for land sales; 5 cents included in previous 2005 guidance deferred to 2006
    * 12 cents of re-engineering costs; up from 4 cents in previous guidance -- Primarily for additional improvements to Tupperware United States value chain
    * Effective tax rate of 12%; down from previous guidance of 19-20% mainly due to impact of acquisition-related financing costs
    * Excluding land sales and re-engineering and financing costs, EPS is expected to be $1.45-$1.50 vs. $1.41 in 2004 (See Non-GAAP Financial Measures outlook reconciliation schedule.)
      -- Previous guidance was $1.42 -$1.52
      -- Pro-forma tax rate remains at 18%

    Tupperware Corporation, a $1.3 billion multinational company, is one of the world's leading direct sellers, supplying premium food storage, preparation and serving items to consumers in almost 100 countries through its Tupperware brand. In partnership with one million independent sales consultants worldwide, Tupperware reaches consumers through informative and entertaining home parties; retail access points in malls and other convenient venues; corporate and sales force Internet web sites; and television shopping. Additionally, premium beauty and skin care products are brought to customers through its BeautiControl brand in North America, Latin America and Asia Pacific. Consumers can access the brands' web sites at www.tupperware.com and www.beauticontrol.com.

    Tupperware stock is listed on the New York Stock Exchange (NYSE: TUP). Statements contained in this release, which are not historical fact and use predictive words such as "outlook" or "target" are forward-looking statements. These statements involve risks and uncertainties which include recruiting and activity of the Company's independent sales forces, the success of new product introductions and promotional programs, the ability to obtain all government approvals on land sales, the success of buyers in attracting tenants for commercial developments, the effects of economic and political conditions generally and foreign exchange risk in particular and other risks detailed in the Company's report on Form 8-K dated April 10, 2001, as filed with the Securities and Exchange Commission.

    Non-GAAP Financial Measures
    The Company has utilized non-GAAP financial measures in this release, which are provided to assist in investors' understanding of the Company's results of operations. The adjustment items materially impact the comparability of the Company's results of operations. The adjusted information is intended to be more indicative of Tupperware's primary operations, and to assist investors in evaluating performance and analyzing trends across periods. The non-GAAP financial measures exclude gains on land sales and re-engineering costs primarily associated with shifting capacity from its South Carolina manufacturing facility to other facilities. While the Company is engaged in a multi-year program to sell land, this activity is not part of the Company's primary business operation. Additionally, the gains recognized in any given period are not necessarily indicative of gains which may be recognized in any particular future period. For this reason, these gains are excluded from indicated earnings per share amounts. Also, the Company periodically records exit costs as defined under Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" and other amounts related to rationalizing manufacturing and other re-engineering activities, and believes these amounts are similarly volatile and impact the comparability of earnings across quarters. Therefore, they are also excluded from indicated financial information to provide what the Company believes represents a more useful measure for analysis and predictive purposes.

                             TUPPERWARE CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME

                                   (UNAUDITED)

                                      13 Weeks        13 Weeks        40 Weeks         39 Weeks
                                        Ended           Ended           Ended           Ended
(In millions, except                  October 1,    September 25,     October 1,    September 25,
 per share data)                         2005           2004*            2005           2004*
---------------------------------   -------------   -------------   -------------   -------------
Net sales                           $       270.7   $       259.3   $       917.5   $       866.6
Cost of products sold                       100.5            90.9           324.7           297.3
Gross margin                                170.2           168.4           592.8           569.3

Delivery, sales and
 administrative  expense                    161.1           158.3           511.6           506.4
Re-engineering and
 impairment charges                           0.6             1.8             7.8             2.5
Gains on disposal of assets                     -            10.1             3.4            11.6
Operating income                              8.5            18.4            76.8            72.0

Interest income                               0.7             0.4             2.2             1.4
Other income                                  0.2            (0.3)            0.5             0.3
Interest expense                              7.3             3.7            15.9            10.6
Other expense                                 0.5             0.8             0.5             1.8

Income before income taxes                    1.6            14.0            63.1            61.3
Provision for income taxes                   (1.0)            1.1             8.9            10.2
Net income                          $         2.6   $        12.9   $        54.2   $        51.1

Net income per common share:

Basic                               $        0.04   $        0.23   $        0.91   $        0.88

Diluted                             $        0.04   $        0.22   $        0.90   $        0.87

* Certain prior year amounts have been reclassified on the consolidated statements of income to conform with current year presentation.

                             TUPPERWARE CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                   (UNAUDITED)

                                                13 Weeks      13 Weeks
                                                 Ended         Ended          Reported     Restated      Foreign
                                               October 1,   September 25,        %             %         Exchange
(Amounts in millions, except per share)           2005          2004         Inc (Dec)     Inc (Dec)      Impact
-------------------------------------------   -----------   -------------   -----------   -----------   -----------
SALES
  Europe                                      $     115.6   $       113.3             2             2   $       0.2
  Asia Pacific                                       53.0            50.1             6             4           1.0
  Latin America                                      30.0            26.9            11             5           1.6
  North America                                      36.9            40.2            (8)           (9)          0.3
  BeautiControl
   North America                                     35.2            28.8            22            22             -
                                              $     270.7   $       259.3             4             3   $       3.1

SEGMENT PROFIT (LOSS)
  Europe                                      $       9.9   $        16.1           (38)          (38)  $       0.1
  Asia Pacific                                        4.4             4.0             9             2           0.3

  Latin America                                       2.4             2.3             2             -             -

  North America                                      (3.4)           (7.6)           56            56             -
  BeautiControl North
   America                                            1.6             1.7            (7)           (7)            -

                                                     14.9            16.5            (9)          (11)  $       0.4

Unallocated expenses                                 (5.9)           (6.7)          (11)

Hedge income (costs)                                 (0.2)           (0.8)          (75)

Other income                                            -            10.1             -
Re-engineering and
 impairment charges                                  (0.6)           (1.8)          (68)
Interest expense, net                                (6.6)           (3.3)           96

Income before taxes                                   1.6            14.0           (88)
Provision for income
 taxes                                               (1.0)            1.1             -

Net income                                    $       2.6   $        12.9           (80)

Net income per common
 share (diluted)                              $      0.04   $        0.22           (82)

Average number of
 diluted shares                                      60.9            58.7

                                                40 Weeks       39 Weeks
                                                 Ended          Ended         Reported      Restated      Foreign
                                               October 1,   September 25,        %             %          Exchange
                                                 2005            2004        Inc (Dec)     Inc (Dec)       Impact
                                              -----------   -------------   -----------   -----------   -----------
SALES
  Europe                                      $     440.3   $       415.2             6             3   $      12.5
  Asia Pacific                                      151.5           148.1             2             -           3.6
  Latin America                                      91.4            77.7            18            14           2.1
  North America                                     123.4           141.4           (13)          (13)          0.9
  BeautiControl
   North America                                    110.9            84.2            32            32             -

                                              $     917.5   $       866.6             6             4   $      19.1

SEGMENT PROFIT (LOSS)
  Europe                                      $      78.8   $        83.0            (5)           (8)          2.7
  Asia Pacific                                       10.3            12.1           (15)          (18)          0.5
  Latin America                                       8.8             7.2            22            23             -
  North America                                      (6.6)          (25.2)           74            74             -
  BeautiControl
   North America                                      8.0             4.2            89            88             -

                                                     99.3            81.3            22            18   $       3.2

Unallocated expenses                                (18.6)          (18.2)            2
Hedge income (costs)                                  0.5            (1.7)            -
Other income                                          3.4            11.6           (70)
Re-engineering and
 impairment charges                                  (7.8)           (2.5)            +
Interest expense, net                               (13.7)           (9.2)           48

Income before taxes                                  63.1            61.3             3
Provision for income
 taxes                                                8.9            10.2           (12)

Net income                                    $      54.2   $        51.1             6

Net income per common
 share (diluted)                              $      0.90   $        0.87             3

Average number of
 diluted shares                                      60.4            58.8

* Certain prior year amounts have been reclassified on the condensed consolidated statements of income to conform with current year presentation.

                             TUPPERWARE CORPORATION
                                 RECONCILIATION

                                             13 Weeks Ended                          13 Weeks Ended
                                            October 1, 2005                        September 25, 2004
                                 --------------------------------------   --------------------------------------
(In millions except per share                                    Excl                                    Excl
 data)                            Reported       Adj's          Adj's      Reported       Adj's         Adj's
------------------------------   ----------   ----------     ----------   ----------   ----------     ----------
Segment profit (loss)
Europe                           $      9.9          0.2 a   $     10.1   $     16.1                  $     16.1
Asia Pacific                            4.4          0.3 a          4.7          4.0                         4.0
Latin America                           2.4          0.1 a          2.5          2.3                         2.3
North America                          (3.4)        (1.0)b         (4.4)        (7.6)                       (7.6)
BeautiControl North
 America                                1.6                         1.6          1.7                         1.7
                                       14.9         (0.4)          14.5         16.5            -           16.5

Unallocated expenses                   (5.9)                       (5.9)        (6.7)                       (6.7)
Hedge costs                            (0.2)                       (0.2)        (0.8)                       (0.8)
Other income                              -                           -         10.1        (10.1)d            -
Re-eng and impairment chgs             (0.6)         0.6 c            -         (1.8)         1.8 c            -
Interest expense, net                  (6.6)         3.1 e         (3.5)        (3.3)                       (3.3)
Income before taxes                     1.6          3.3            4.9         14.0         (8.3)           5.7
Provision for income
 taxes                                 (1.0)         1.2 f          0.2          1.1         (3.1)f         (2.0)
Net income                       $      2.6   $      2.1     $      4.7   $     12.9   $     (5.2)    $      7.7

Net income per common
 share (diluted)                 $     0.04   $     0.03     $     0.07   $     0.22   $    (0.09)    $     0.13


                                             40 Weeks Ended                          39 Weeks Ended
                                            October 1, 2005                        September 25, 2004
                                 --------------------------------------   --------------------------------------
                                                                 Excl                                     Excl
                                  Reported       Adj's          Adj's      Reported       Adj's          Adj's
                                 ----------   ----------     ----------   ----------   ----------     ----------
Segment profit (loss)
Europe                           $     78.8          0.3 a   $     79.1   $     83.0                  $     83.0
Asia Pacific                           10.3          0.5 a         10.8         12.1                        12.1
Latin America                           8.8          0.4 a          9.2          7.2                         7.2
North America                          (6.6)        (4.0)b        (10.6)       (25.2)                      (25.2)
BeautiControl North
 America                                8.0                         8.0          4.2                         4.2
                                       99.3         (2.8)          96.5         81.3            -           81.3

Unallocated expenses                  (18.6)                      (18.6)       (18.2)                      (18.2)
Hedge costs                             0.5                         0.5         (1.7)                       (1.7)
Other income                            3.4         (3.4)d            -         11.6        (11.6)d            -
Re-eng and impairment
 chgs                                  (7.8)         7.8 c            -         (2.5)         2.5 c            -
Interest expense, net                 (13.7)         3.1 e        (10.6)        (9.2)                       (9.2)

Income before taxes                    63.1          4.7           67.8         61.3         (9.1)          52.2
Provision for income
 taxes                                  8.9          1.6 f         10.5         10.2         (3.5)f          6.7
Net income                       $     54.2    $     3.1     $     57.3   $     51.1   $     (5.6)    $     45.5

Net income per common
 share (diluted)                 $     0.90    $    0.05     $     0.95   $     0.87   $    (0.10)    $     0.77

    (a) Primarily machinery relocation costs incurred in connection with shift of capacity from Hemingway, South Carolina to other manufacturing facilities.

    (b) Reduction of LIFO inventory reserve requirements from shift of capacity from Hemingway, South Carolina to other manufacturing facilities which report inventory on the FIFO basis of accounting were $1.4 million in the third quarter and $5.2 million YTD. Offsetting these amount are costs of $0.4 million in the third quarter and $1.2 million YTD related to the transfer of machinery and equipment to the other manufacturing facilities.

    (c) Pretax re-engineering and impairment charges in the third quarter of 2005 of $0.6 million were mainly related to a small restructuring at the Japan manufacturing facility and the headcount reduction at the US manufacturing operations. The YTD re-engineering and impairment charges of $7.8 million were primarily related to severance costs incurred to reduce headcount in the Company's Hemingway, South Carolina manufacturing facility. In 2004 re-engineering and impairment charges of $2.5 million YTD included $1.8 million related to severance costs incurred to reduce headcount in the company's United States, Philippines, Japanese and Korean operations of which $1.4 million was recorded in the third quarter, and $0.8 million related to asset impairments in the Philippines manufacturing operation of which $0.4 million was recorded in the third quarter.

    (d) During the third quarter and September YTD 2004, pretax gains from the sale of land held for development near the Company's Orlando, Florida headquarters were $10.1 million and $11.6 million, respectively. In 2005, the gain on the sale of land was $3.4 million in the first quarter of 2005.

    (e) The Company entered into an agreement during the first quarter of 2005 to lock in a fixed 10-year treasury rate for an expected October 2006 refinancing of $100 million notes then due. Due to the early termination of the agreement, which was no longer an effective hedge in light of the refinancing necessary for the Sara Lee Direct Selling acquisition, the Company incurred $3.1 million interest expense in the third quarter.

    (f) Provision for income taxes represents the net tax impact of adjusted amounts.

  See note regarding non-GAAP financial measures in the attached press release.

                             TUPPERWARE CORPORATION
           NON-GAAP FINANCIAL MEASURES OUTLOOK RECONCILIATION SCHEDULE
                                October 24, 2005

                                                                                Adjusted
                                                                                before FX
                                         GAAP             Adjustments            impact                   Adjusted
                                     -----------   -------------------------   ----------                ----------
                                                    Land and                                 Exchange
($ in millions, except per share                    hurricane        Re-                       rate
  amounts)                                          insurance    engineering                  impact
Full year ended Dec 25, 2004                          gains        Costs                       (a)
----------------------------------    ----------   ----------    -----------   ----------   ----------   ----------
 Income before
 income taxes                         $    102.0   $    (13.1)   $       7.0   $     95.9   $        -   $     95.9

Income tax                                  15.1         (5.1)           2.6         12.6                      12.6

Net income                                  86.9         (8.0)           4.4         83.3                      83.3

Net income per common
 share (diluted)                      $     1.48   $    (0.14)   $      0.07   $     1.41   $        -   $     1.41

Average number of
diluted shares
 (millions)                                 58.9

                                          GAAP                                                             Adjusted
                                          Range                          Adjustments                         Range
                                 -----------------------   --------------------------------------   -----------------------
                                                                             Re-
Full year ended Dec 31,                                       Land       engineering    Financing
 2005 - Outlook                     Low          High         gains         Costs         Costs         Low         High
-----------------------------    ----------   ----------   ----------   ------------   ----------   ----------   ----------
Income before income
 taxes                           $     74.2   $     77.5   $     (3.1)  $       11.5   $     27.1   $    109.7   $    113.0
 % vs prior year                        -27%         -24%                                                   14%          18%

Income tax                              8.9          9.3         (1.1)           4.2          9.9        21.86        22.26

Net income                             65.3         68.2         (2.0)           7.3         17.2         87.8         90.7

Net income per
 common share
 (diluted)                       $     1.08   $     1.13   $    (0.03)  $       0.12   $     0.28   $     1.45   $     1.50

Average number of
diluted shares
 (millions)                            60.6
% vs prior year                         -27%         -24%                                                    3%           6%

                             TUPPERWARE CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                     ASSETS
                                   (UNAUDITED)
                                                      Oct. 1,         Dec. 25,
(In millions)                                          2005            2004
------------------------------------------------   ------------    ------------
Cash and cash equivalents                          $       73.2    $       90.9

Accounts receivable                                       124.6           119.0
  Less allowances for doubtful accounts                   (16.9)          (15.0)
                                                          107.7           104.0

Inventories                                               176.7           163.0
Deferred income tax benefits, net                          58.6            59.4
Non-trade amounts receivable                               28.6            35.8
Prepaid expenses                                           16.2            12.9
  Total current assets                                    461.0           466.0

Deferred income tax benefits, net                         160.1           160.5

Property, plant and equipment                           1,106.9         1,131.2
  Less accumulated depreciation                          (904.9)         (915.2)

                                                          202.0           216.0

Long-term receivables, net of
 allowances of
  $18.2 million at October 1, 2005
   and $25.7 million at December 25, 2004                  38.0            42.6
Goodwill                                                   56.2            56.2
Other assets                                               42.1            41.9

  Total assets                                     $      959.4    $      983.2

                             TUPPERWARE CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                      LIABILITIES AND SHAREHOLDERS' EQUITY
                                   (UNAUDITED)

(Dollars in millions, except per                      Oct. 1,         Dec. 25,
 share amounts)                                        2005            2004
------------------------------------------------   ------------    ------------
Accounts payable                                   $       64.3    $       91.0
Short-term borrowings and current
  portion of long-term debt                                 3.0             2.6
Accrued liabilities                                       188.0           198.5

  Total current liabilities                               255.3           292.1

Long-term debt                                            257.8           246.5
Accrued post-retirement benefit cost                       35.1            35.3
Other liabilities                                         100.1           118.4
Commitments and contingencies
Shareholders' equity:
  Preferred stock, $0.01 par value,
   200,000,000 shares authorized; none issued                 -               -
  Common stock, $0.01 par value,
   600,000,000 shares authorized; 62,367,289
     shares issued                                          0.6             0.6
  Paid-in Capital                                          27.5            25.6
  Subscription receivable                                 (13.3)          (18.7)
  Retained earnings                                       563.7           560.9
  Treasury Stock, 2,372,067 shares
   at October 1, 2005 and 3,542,135
   shares at December 25, 2004 at cost                    (63.5)          (96.8)
  Unearned portion of restricted
   stock issued for future service                         (4.1)           (2.9)
  Accumulated other comprehensive
   loss                                                  (199.8)         (177.8)

  Total shareholders' equity                              311.1           290.9

  Total liabilities and shareholders'
   equity                                          $      959.4    $      983.2

                             TUPPERWARE CORPORATION
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                                     40 weeks        39 weeks
                                                      ended           ended
                                                    October 1,     September 25,
(In millions)                                          2005            2004
------------------------------------------------   ------------    ------------
OPERATING ACTIVITIES
     Net income                                    $       54.2    $       51.1
     Adjustments to reconcile net
      income to net
        cash provided by operating
         activities:
             Depreciation and
              amortization                                 35.8            37.3
             Amortization of deferred
              gains, restricted stock
                compensation and
                 other                                        -            (0.7)
             Net gains on disposal of
              assets                                       (2.8)          (11.5)
             Provision for bad debts                        4.1             5.0
             Net impact of writedown
              of inventories and
              change in LIFO reserve                       (4.6)            4.3
             Non-cash impact of
              re-engineering and impairment
              costs                                           -             0.5
             Stock option grants                            1.9             1.8
             Termination of interest
              rate hedge                                    3.1               -
     Changes in assets and liabilities:
         (Increase) decrease in
          accounts receivable                             (11.8)            2.8
          Increase in inventories                         (18.1)          (30.3)
          (Increase) decrease in non-
           trade amounts receivable                        (0.8)            4.0
          Increase in prepaid
           expenses                                        (6.4)           (2.5)
          (Increase) decrease in
           other assets, net                               (1.7)            3.0
          Decrease in accounts
           payable and
              accrued liabilities                         (29.3)          (13.2)
          Increase (decrease) in
           income taxes payable                             1.7            (6.0)
          Decrease (increase) in net
           deferred income taxes                            3.6           (16.2)
          Increase (decrease) in
           other liabilities                               (2.8)           (3.8)
     Net cash impact from fair value
      hedge activity                                        3.8            (9.8)
     Termination of interest rate
      swaps                                                (3.1)              -
     Other                                                  0.1             0.6

          Net cash provided by
           operating activities                            26.9            16.4

INVESTING ACTIVITIES
     Capital expenditures                                 (31.0)          (31.8)
     Proceeds from disposal of
      property, plant & equipment                           7.5            15.0
     Payment to terminate interest
      rate hedge                                           (3.1)              -

          Net cash used in investing
           activities                                     (26.6)          (16.8)

FINANCING ACTIVITIES
     Dividend payments to
      shareholders                                        (39.1)          (38.6)
     Proceeds from exercise of stock
      options                                              24.2             1.0
     Proceeds from payments of
      subscriptions receivable                              0.5             1.5
     Net increase in short-term debt                        0.8            15.9

          Net cash used in financing
           activities                                     (13.6)          (20.2)

Effect of exchange rate changes on
 cash and cash equivalents                                 (4.4)           (0.5)

Net decrease in cash and cash
 equivalents                                              (17.7)          (21.1)

Cash and cash equivalents at
 beginning of period                                       90.9            45.0

Cash and cash equivalents at end of
 period                                            $       73.2    $       23.9

Supplemental disclosure:
Loans settled with common stock                    $        5.1    $        0.6

                             TUPPERWARE CORPORATION
                            SUPPLEMENTAL INFORMATION
                       Third Quarter Ended October 1, 2005

Sales Force Statistics (a):

Segment                      DIST.         % CHG.        AVG. ACTIVE      % CHG.           TOTAL         % CHG.
----------------------   ------------   ------------    ------------   ------------    ------------   ------------
Europe                            736              5          59,890              8         262,183              9
Asia Pacific                      688              3          36,633             (7)        299,672             (4)
Latin America                     186             (1)         60,468              4         250,907              8
North America                     n/a            n/a(b)       22,707(c)         (25)         90,254             (4)
Tupperware                      1,610              -         179,698             (2)        903,016              3
BeautiControl N.A                 n/a            n/a          37,786             22         119,765             26
Total                           1,610              3         217,484              2       1,022,781              5

(a)  As collected by the Company and provided by distributors and sales force.

(b)  North  America   distributor   counts  are  no  longer  applicable  due  to
     implementation of new compensation plan.

(c) Changed methodology to align with monthly business cycle. Prior year amounts are restated in computation of percentage change

              UNAUDITED SELECTED FINANCIAL DATA THIRD QUARTER 2005
                                 ($ in millions)

Cash                      $   73.2   Net Debt to Capital Ratio (d)          38%
Net Current Receivables      107.7   Equity                          $   311.1
Net Inventory                176.7   Capital Expenditures                 31.0
Short-Term Debt                3.0   Depreciation and Amortization        35.8
Long-Term Debt               257.8

(d) Net debt is defined as total debt less cash on hand. Capital is defined as total debt less cash on hand plus shareholders' equity.

SOURCE Tupperware Corporation
    -0-                             10/24/2005
    /CONTACT: Jane Garrard, +1-407-826-4522, for Tupperware Corporation / /Web site: http//www.tupperware.com /
    (TUP)